Exhibit 10.9
AMENDMENT NO. 4 TO THE
ENSCO
2005
NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN
     THIS AMENDMENT No. 4 executed this 22nd day of December, 2009 by Ensco International Incorporated, having its principal office in Dallas, Texas (hereinafter referred to as the “Company”), and effective as of December 23, 2009 (or, if different, the effective date of the merger between the Company and Ensco Newcastle LLC).
WITNESSETH:
     WHEREAS, the Company adopted the ENSCO 2005 Non-Employee Director Deferred Compensation Plan (the “2005 Plan”), effective January 1, 2005;
     WHEREAS, the Board of Directors of the Company (the “Board”), upon recommendation of its Nominating, Governance and Compensation Committee (the “Committee”), approved Amendment No. 1 to the 2005 Plan during a regular meeting held on March 10, 2008;
     WHEREAS, the Board, upon recommendation of the Committee during its meeting held on November 3-4, 2008, approved Amendment No. 2 to the 2005 Plan during a regular meeting held on November 4, 2008;
     WHEREAS, the Company adopted Amendment No. 2 to the 2005 Plan in order to facilitate compliance with the final Treasury regulations under section 409A of the Internal Revenue Code of 1986, as amended;
     WHEREAS, the Board, upon recommendation of the Committee during its meeting held on August 4, 2009, approved Amendment No. 3 to the 2005 Plan during a regular meeting held on August 4, 2009;
     WHEREAS, the Board and the stockholders of the Company have approved the adoption of the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco will merge (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman (the “Reorganization”);
     WHEREAS, Ensco Cayman will become, in connection with the Merger, a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, will re-register as a public limited company named “Ensco International plc” (“Ensco UK”);
     WHEREAS, pursuant to the Merger Agreement, each issued and outstanding share of the common stock of the Company will be converted into the right to receive one American depositary share, which represents one Class A ordinary share of Ensco UK and is evidenced by an American depositary receipt;
     WHEREAS, the Board by its unanimous written consent has approved this Amendment No. 4 to the 2005 Plan to be effective as of December 23, 2009 (or, if different, the effective date of the Merger); and
     WHEREAS, the Company now desires to adopt this Amendment No. 4 to the 2005 Plan in order to (i) affirmatively provide that (A) the Company does not intend for the Reorganization to constitute a “Change in Control” of the Company under Section 10.2 of the 2005 Plan, and (B) the 2005 Plan shall continue notwithstanding the Reorganization as if the Reorganization does not constitute a Change in Control of the Company, (ii) specifically provide that (A) each share of common stock of the Company held by the Company stock fund on the effective date of the Merger was converted into one Ensco ADS pursuant to the Merger Agreement, and (B) the references to “Company stock fund” in Section 7.2 of the 2005 Plan shall thereafter be read and considered to be references to the “Ensco ADS fund,” (iii) add new Sections 3.3 and 4.5 to the 2005 Plan to freeze participation in the 2005 Plan and deferrals and contributions to the 2005 Plan, effective December 31, 2009, and (iv) make such other conforming changes to the 2005 Plan as determined necessary;
     NOW, THEREFORE, in consideration of the premises and the covenants herein contained, the Company hereby adopts the following Amendment No. 4 to the 2005 Plan:
     1. The third paragraph of Section 10.2 of the 2005 Plan is hereby amended to read as follows following the effective date of the Merger:
     For purposes of this Plan, a Change in Control of the Company shall be deemed to occur if there is a change (i) in the beneficial ownership of the Company, which occurs on the date that any one person, or more than one person acting as a group, acquires beneficial ownership of Ensco UK Shares or Ensco ADSs that, together with Ensco UK Shares or Ensco ADSs beneficially held by such person or group, constitutes more than 50 percent of the total fair market value or total voting power of the Ensco UK Shares or Ensco ADSs; (ii) in the effective control of the Company, which occurs on the date that either (A) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) beneficial ownership of Ensco UK Shares or Ensco ADSs possessing 35 percent or more of the total voting power of the Ensco UK Shares or Ensco ADSs, or (B) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (iii) in the ownership of a substantial portion of the Company’s assets, which occurs on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. The determination of whether a Change in Control has occurred shall be determined by the Committee consistent with section 409A of the Code.
     2. A new fourth paragraph is hereby added to Section 10.2 of the 2005 Plan to read as follows:
     Notwithstanding the foregoing and pursuant to the power and authority vested in the Board under this Section 10.2, the Board hereby determines that a “Change in Control” of the Company shall not be deemed to have occurred for purposes of this Plan by virtue of the consummation of any transaction or series of related transactions immediately following which the beneficial holders of the voting stock of the Company immediately before such transaction or series of transactions continue to have a majority of the direct or indirect ownership in one or more entities which, singly or together, immediately following such transaction or series of transactions, either (i) own all or substantially all of the assets of the Company as constituted immediately prior to such transaction or series of transactions, or (ii) are the ultimate parent with direct or indirect ownership of all of the voting shares of the Company after such transaction or series of transactions. The stockholders of the Company approved and adopted at the Special Meeting of Stockholders on December 22, 2009 the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and between the Company and ENSCO Newcastle LLC, a newly formed Delaware limited liability company (“Ensco Mergeco”) and a wholly-owned subsidiary of ENSCO Global Limited, a newly formed Cayman Islands exempted company (“Ensco Cayman”) and a wholly-owned subsidiary of the Company, pursuant to which Ensco Mergeco merged (the “Merger”) with and into the Company, with the Company surviving the Merger as a wholly-owned subsidiary of Ensco Cayman (the “Reorganization”). Specifically, the Reorganization shall not constitute a Change in Control of the Company. Following the effective date of the Merger, the references to “stock of the Company” and “shares of the Company“in the fourth paragraph of this Section 10.2 shall be changed to “Ensco UK Shares or Ensco ADSs.”
     3. A new fifth paragraph is hereby added to Section 7.2 of the 2005 Plan to read as follows:
     Ensco Cayman (as defined in Section 10.2) became, in connection with the Merger (as defined in Section 10.2), a wholly-owned subsidiary of ENSCO International Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the Merger, re-registered as a public limited company named “Ensco International plc” (“Ensco UK”). Pursuant to the Merger Agreement, each issued and outstanding share of Company common stock, including each share of Company common stock held by the Company stock fund, on the effective date of the Merger was converted into one Ensco ADS and, thereafter, the references to “Company stock fund” in this Section 7.2 shall be read and considered to be references to the “Ensco ADS fund.” For this purpose, “Ensco ADS” means an American depository share, evidenced by an American depository receipt which represents a Class A ordinary share in Ensco UK (“Ensco UK Share”).
     4. A new Section 3.3 is hereby added to the 2005 Plan to read as follows:
     3.3 Freeze on Participation. Notwithstanding any other provision of the Plan to the contrary, no Non-Employee Director or any other individual shall be entitled to participate in the Plan for any Plan Year beginning after December 31, 2009.
     5. A new Section 4.5 is hereby added to the 2005 Plan to read as follows:
     4.5 Freeze on Deferrals and Company Discretionary Contributions. Notwithstanding any other provision of the Plan to the contrary, no Deferrals or Company Discretionary Contributions may be made to the Plan for any Plan Year beginning after December 31, 2009.

     IN WITNESS WHEREOF, the Company, acting by and through its duly authorized officers, has caused this Amendment No. 4 to the 2005 Plan to be executed on the date first above written.

ENSCO INTERNATIONAL INCORPORATED
/s/ Cary A. Moomjian, Jr.
By:	Cary A. Moomjian, Jr.
Its:	Vice President

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